                                                                EXHIBIT 10.7

                            ASSET PURCHASE AGREEMENT

         This is an Agreement between ACTION HEALTHCARE MANAGEMENT SERVICES, INC., a corporation incorporated under the laws of the State of Arizona, with its principal place of business at 301 E. Bethany Home Road, Suite 178, Phoenix, Arizona 85012 ("Seller") and VANILLA, INC., an Arizona corporation, with its principal place of business at 301 E. Bethany Home Road, Suite C-278, Phoenix, Arizona 85012("Buyer"), each of which agrees as follows:

                                R E C I T A L S:

         WHEREAS, Seller is in the business of providing health care quality management and cost containment services to various companies providing health care benefits to their employees and/or employees' dependents;

         WHEREAS, Buyer desires to purchase the Acquired Assets, as hereinafter defined, on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, and covenants contained, the parties hereto understand and agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 Definitions. Each reference contained in this Agreement to:

                  (a) "Accounts Receivable" shall mean all of the amounts due Seller as of the Closing Date.

                  (b) "Acquired Assets" shall have the meaning set forth in Paragraph 2.1(a) hereof.

                  (c) "Agreement" shall refer to this Asset Purchase Agreement and all exhibits and schedules thereto, as the same may be amended from time to time.

                  (d) "Assumed Liabilities" shall have the meaning set forth in Paragraph 2.1(b) hereof.

                  (e) "Bill of Sale and Assumption Agreement" shall refer to the Bill of Sale and Assumption Agreement given by Seller to Buyer for the Acquired Assets substantially in the form of Exhibit "A."

                  (f) "Closing" shall mean 5:00 P.M. local time in Phoenix, Arizona on September 30, 1996, or such later date as may be mutually agreed to by the parties, on which Seller transfers or causes the transfer of the Acquired Assets and the Assumed Liabilities to Buyer pursuant to the terms of this Agreement, and "day of Closing" and "Closing Date" shall be deemed to refer to such day.

                  (g) "Code" shall refer to the Internal Revenue Code of 1986, as amended from time to time.

                  (h) "Contracts" shall mean the contracts described on Schedule 1 attached hereto and by this reference incorporated herewith.

                  (i) "Furniture, Fixtures and Equipment" shall refer to the Furniture, Fixtures and Equipment described on Schedule 2 attached hereto and by this reference incorporated herewith.

                  (j) "Indemnification Event" shall refer to any action, proceeding or claim for which a person is entitled to indemnification under this Agreement.

                  (k) "Indemnitor" shall refer to the indemnifying person in the case of any obligation to indemnify another person pursuant to the terms of this Agreement.

                  (l) "Software" shall mean the Case Management software acquired by Seller from National Case Management used in the operation of Seller's business and licensed by Seller from time to time to large case management companies.

                  (m) "Name" shall mean the right to the name Action Healthcare Management Services, Inc.

                                   ARTICLE II
                               PURCHASE OF ASSETS

         2.1 (a) Acquired Assets. Upon the terms and subject to the conditions of this Agreement, at the Closing Buyer shall purchase from Seller, and Seller shall sell, assign, transfer and convey to Buyer, without recourse, all right, title and interest in and to all of the following assets, properties, rights, contracts and claims as the same shall exist on the Closing Date (collectively, the "Acquired Assets"):

                        (i) All ownership interest in the Furniture, Fixtures and Equipment;

                        (ii) All Contracts and the payments coming due under such Contracts after the Closing Date;

                        (iii) All proceeds, rights, claims, credits, causes of action or rights of setoff against third parties relating to or arising out of the Furniture,

         Fixtures and Equipment, and the Contracts after the Closing Date, and the right to commence suit against such parties for any such claims;

                        (iv) All of Seller's telephone numbers in Phoenix, Arizona, including, but not limited to, to wit: (602) 265-0681 and
         (800) 433-6915;

                        (v) The Software;

                        (vi) The Name;

                        (vii) The Accounts Receivable.

                  (b) Liabilities Assumed by Buyer. Upon the terms and subject to the conditions of this Agreement, Buyer shall, without recourse, assume or be obligated to pay when due, perform, or discharge the following liabilities, obligations and related expenses of Seller arising out of, incurred in connection with, or otherwise relating to, the Acquired Assets (collectively, the "Assumed Liabilities"):

                        (i) All liabilities and obligations arising after the Closing from the Furniture, Fixtures and Equipment, the Contracts, and the Software; and

                        (ii) All risk of loss or damage to the Furniture, Fixtures and Equipment or liability arising as a result of ownership thereof arising after the Closing Date;

                        (iii) All claims arising from the sale or licensing of the Software by Buyer to third parties (excepting claims by third parties of ownership of the Software);

                        (iv) Any Taxes which are allocated to Buyer pursuant to Paragraph 5.1;

                        (v) The obligations to U.S. West for the telephone numbers transferred under Paragraph 2.1(a)(iv) above.

         2.2 The Purchase Price. The Purchase Price for the Acquired Assets, excluding the Software, shall be the sum of $442,000 payable by Buyer's Promissory Note (the "Note") which will bear interest at the rate of 8% per annum from and after the Close of Escrow. Said Note shall be in the form annexed hereto as Exhibit "B" and by this reference incorporated herewith, secured by a Security Agreement in the form of Exhibit "C" attached hereto and by this reference incorporated herewith. The Note shall bear interest at the rate of 8% per annum amortized over a period of ten years payable in blended monthly amortized installments of $5,735.69 with the entire unpaid principal balance and any interest accrued thereon due and payable on or before September 30, 2001.

         2.3 Allocation of Purchase Price. The Purchase Price shall be allocated as follows:

             Furniture, Fixtures and Equipment           $100,000
             Future Profits to be Realized on
                    Contracts                            $ 40,000
             Software                                    $250,000
             Covenant Not to Compete                     $ 10,000
             Accounts Receivable                         $ 42,000

No portion of the Purchase Price shall be allocated to the telephone number or the future receivables under the Contracts.

         2.4 Additional Payments for Software. Buyer agrees that from the first sale or license of the right to use the Software, Seller shall receive 85% of the proceeds net of the selling cost of the Software and any training included in the licensure of the Software by Buyer to a third party (the "Net Proceeds"). The amounts payable hereunder to Seller shall be additional consideration to the amounts payable under the Note and as additional consideration for the sale of the Software. Thereafter, Seller shall receive 25% of the Net Proceeds, as defined above, of any sale of the Software for a period commencing on the Closing date and ending on September 30, 1999. One-half of the amounts received by Seller shall be applied to the Note as a prepayment thereof.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         As of the Closing Date, Seller makes the following representations and warranties to Buyer:

         3.1 Organization of Seller, etc. Seller is a corporation duly organized, validly existing and in good standing under the laws of Arizona, has the corporate power to execute, deliver and perform its obligations under this Agreement and has the corporate power to own and lease its properties and to carry on its business as now being conducted.

         3.2 Authorization of Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate action on the part of Seller, and this Agreement has been duly executed and delivered by Seller, and represents the valid and binding obligation of Seller enforceable against it in accordance with its terms, except as enforcement hereof may be limited by the bankruptcy laws of the United States or other state insolvency laws.

         3.3 No Breach of Statute or Contract, Government Authorizations, etc. Neither the execution and delivery of this Agreement by Seller nor compliance by Seller with the terms and provisions hereof will conflict with or result in a breach of any of the terms, conditions or provisions of (i) its Articles of Incorporation or Bylaws, (ii) any judgment, order, injunction, decree or ruling of any court or of any governmental authority to which Seller is subject, or (iii) any agreement, contract or commitment to which Seller is a party or to which the Acquired Assets are subject, the breach of which (a) would have a material adverse effect on the Acquired Assets, or (b) would materially impair the ability of Seller to perform its obligations under this Agreement.

         3.4 No Litigation or Adverse Events. To the knowledge of Seller, there are no suits, actions, administrative, arbitration or other proceedings, including, without limitation, any counterclaims relating to ownership of the Acquired Assets or the Assumed Liabilities which are pending or have been threatened in writing on the date of this Agreement.

         3.5 Brokers' or Finders' Fees, etc. No person acting on behalf or under the authority of Seller is or will be entitled to any broker's or finder's fee or commission or similar fee, directly or indirectly, from Buyer in connection with any of the transactions contemplated hereby.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         As of the Closing Date, Buyer makes the following representations and warranties to Seller:

         4.1 Organization of Buyer, etc. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Arizona and has the power to execute, deliver, and perform its obligations under this Agreement.

         4.2 Authorization of Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate action on the part of Buyer, and this Agreement has been duly executed and delivered by Buyer and represents the valid and binding obligation of Buyer enforceable against it in accordance with its terms, except as enforcement hereof may be limited by the bankruptcy laws of the United States or other state insolvency laws.

         4.3 No Breach of Statute or Contract. Neither the execution and delivery of this Agreement nor compliance with the terms and provisions hereof by it will conflict with or result in a breach of any of the terms, conditions or provisions of (i) the Articles of Incorporation or Bylaws of Buyer, or (ii) any judgment, order, injunction, decree or ruling of any court or of any governmental authority, or any laws, statute or regulation, to which Buyer is subject, or (iii) any agreement, contract or commitment to which Buyer is a party or is subject, the breach of which would materially impair the ability of Buyer to perform its obligations under or pursuant to this Agreement. There are no approvals required to permit the consummation by Buyer of the transaction contemplated by this Agreement.

         4.4 Brokers' or Finders' Fees, etc. No Person acting on behalf of or under the authority of Buyer is or will be entitled to any broker's or finder's fee or other commission or similar fee, directly or indirectly, from Seller in connection with any of the transactions contemplated herein.

         4.5 Furniture, Fixtures and Equipment, Contracts and Software. Buyer is acquiring and will use the Furniture, Fixtures and Equipment, Contracts and Software in the ordinary course of its business for the purpose of furnishing services to the parties to the Contracts and sale and licensing of Software and all other lawful purposes.

         4.6 Performance. Buyer will faithfully perform and discharge the Assumed Liabilities when due in the ordinary course of its business.

                                    ARTICLE V
                             COVENANTS; INDEMNITIES

         5.1 Tax Matters.

                  (a) Cooperation. Prior to and after the Closing, to the extent consistent with each party's then current published records retention policies, Seller and Buyer shall cooperate with each other and make available to each other such tax data and other information as may be reasonably required for the preparation by Buyer or Seller of any tax returns, elections, claims for refund, consents or certificates required to be prepared and filed by Buyer or Seller.

                  (b) Allocation of Purchase Price. The allocation of the Purchase Price as stated in Paragraph 2.2 is based upon the principles of
Section 1060 of the Code, and Seller and Buyer agree to timely file all federal, state, local and foreign tax returns and reports consistent with this allocation. Seller hereby designates its Treasurer as the individual to be responsible for satisfaction of the provisions of this Paragraph 5.1(b), and Buyer hereby designates Jean Rice as the individual to be responsible for satisfaction of the provisions of this Paragraph 5.1(b).

                  (c) Seller's Taxes. Seller shall pay when due (i) all capital, franchise, foreign, federal, state and local income Taxes with respect to ownership of the Acquired Assets prior to the Closing Date, (ii) subject to Paragraphs 5.1(d) and 5.1(e), all of Seller's income Taxes arising out of the transfer of the Acquired Assets from Seller to Buyer, and (iii) all rental, sale, use, goods and services, excise and personal property Taxes arising out of or relating to the Contracts which are attributed to any period ending on or prior to the Closing Date.

                  (d) Buyer's Taxes. Buyer shall be liable for and shall pay when due (i) all capital, franchise, foreign, federal, state and local income Taxes with respect to ownership of the Acquired Assets and all other Taxes with respect to the Acquired Assets on or after the Closing Date, (ii) all personal property Taxes, whether or not billed, arising out of or relating to the Furniture, Fixtures and Equipment or the Contracts which are attributed to any period ending after the Closing Date, whether billed or assessed prior to, on or after the Closing, except as required to be paid by Seller pursuant to Paragraph 5.1(c)(iii) all rental, sale, use, goods and services and excise Taxes arising out of or relating to the Contracts and Furniture, Fixtures and Equipment which are attributed to any period after the Closing Date.

                  (e) Transfer and Sales Taxes. Buyer shall bear and pay all sale, use, or goods and services Taxes upon or with respect to the sale or transfer of the Acquired Assets by Seller to Buyer pursuant to this Agreement. To the extent that applicable law or regulation imposes upon Seller the obligation to report or pay such Taxes, Buyer shall promptly reimburse Seller therefor upon receipt of Seller's invoice for the amount of such payment and such supporting documentation as Buyer may reasonably require. If the sale or transfer of any or all of the Acquired Assets is exempt from such Taxes, Buyer and Seller shall provide the other party with appropriate exemption documents if required by applicable law for qualification for such exemption.

                  (f) Filing of Tax Returns; Costs. Seller shall be responsible for the timely filing (including any appropriate extensions) of all Tax returns ending prior to the Closing Date. Buyer shall be responsible for the timely filing (including any appropriate extensions) of all Tax returns required by law to be filed in respect of the Acquired Assets for periods ending on or after Closing Date. Interest, penalties, refunds, credits and expenses in connection with Taxes due under this Paragraph 5.1 shall be the responsibility of the party required to pay the related underlying Taxes.

         5.2 Indemnifications, Assumptions of Liability and Related Matters.

                  (a) Seller shall, from and after the Closing, on an after-tax basis, indemnify, defend, and hold harmless Buyer and each of its directors, officers, and employees from and against any and all Damages arising directly out of: (i) any material breach of any representation or warranty made by Seller in this Agreement; or (ii) any failure to perform duly and punctually any material covenant, agreement or undertaking on the part of Seller contained in this Agreement; or (iii) any material misrepresentation in or omission from any schedule or exhibit delivered by Seller pursuant to the terms of this Agreement; or (iv) its fraud in connection with any Acquired Asset or Assumed Liability; provided, however, that Seller's liability under this Paragraph 5.2(a) will be limited to direct damages and shall not include indirect, incidental, or consequential damages, including, without limitation, lost profits.

                  (b) Seller shall, from and after the Closing, on a net after-tax basis, indemnify and hold harmless Buyer and its directors, officers, and employees from and against any and all damages with respect to Taxes relating to the Acquired Assets and Assumed Liabilities for the period prior to Closing except as provided in Paragraphs 5.1(d) and 5.1(e).

                  (c) Buyer shall, from and after the Closing, on a net after-tax basis, indemnify and hold harmless Seller and its directors, officers, and employees from and against any and all damages with respect to Taxes relating to the Acquired Assets and the Assumed Liabilities for the period on or after the Closing and as set forth in Paragraphs 5.1(d) and 5.1(e), except as provided in Paragraph 5.1(c).

                  (d) Buyer shall, on a net after-tax basis, indemnify, defend, and hold harmless Seller and its directors, officers, and employees from and against any and all damages arising directly out of: (i) any material breach of any representation or warranty made by Buyer in this Agreement; or (ii) any failure to perform duly and punctually any material covenant, agreement or undertaking on the part of Buyer contained in this Agreement; or material misrepresentation in or omission from any schedule or exhibit delivered by Buyer pursuant to the terms of this Agreement, or (iv) its fraud in connection with any Acquired Asset or Assumed Liability; provided, however, that Buyer's liability under this Paragraph 5.2(d) will be limited to direct damages and shall not include indirect, incidental, or consequential damages, including, without limitation, lost profits.

                  (e) Buyer shall indemnify and hold harmless Seller from and against all damages or claims for loss of any person or entity arising out of or incident to the ownership, possession, operation, control, use or maintenance of the Furniture, Fixtures and Equipment, the Contracts or the Software arising after delivery of the Acquired Assets to Buyer.

                  (f) Except as otherwise expressly provided in this Paragraph 5.2(f), the representations and warranties contained in this Agreement shall survive the Closing hereunder until the expiration of one hundred eighty (180) days following the Closing Date, and, notwithstanding anything to the contrary contained in Paragraphs 5.2(a) or 5.2(d), there shall be no right to indemnification with respect to a breach of a representation or warranty unless a claim with respect thereto is asserted in writing against the Indemnitor prior to the expiration of one hundred eighty (180) days from the Closing Date, provided, however, that Seller shall be obligated to indemnify Buyer against any adverse claims by third parties to the ownership of the Software for a period of three years from and after the Closing. The representations, warranties and indemnities contained in Paragraphs 5.2(b), 5.2(c) and 5.2(e) hereof shall survive until it is no longer possible in law for the indemnified party to sustain damages by reason of any breach thereof. No party shall be entitled to payment of indemnity amounts hereunder in respect of an item of Furniture, Fixtures or Equipment or a Contract unless the damages result from an event that is indemnifiable under this Paragraph 5.2. The inability of a lessee or obligor to make scheduled payments under such Contract shall not of itself be an indemnifiable event.

                  (g) Notwithstanding anything to the contrary set forth in this Paragraph 5.2, it is expressly agreed that, subject to the provisions of this Paragraph 5.2(g), Buyer has assumed and shall bear the risk of loss under the Contracts from and after the Closing Date. Buyer acknowledges that the Contracts are cancelable by the other parties on 30 or 60 day notices, as applicable.

                  (h) For the purposes of administering the indemnification provisions of this Paragraph 5.2, the following procedures shall apply from and after the Closing Date:

                           (i) Each indemnified party shall notify the Indemnitor of any Indemnification Event in writing within thirty (30) days following the receipt of notice of the commencement of any action or proceeding or within thirty (30) days of (a) the assertion of any claim against such indemnified party or (b) the discovery by such indemnified party of any loss, giving rise to indemnity pursuant to this Paragraph 5.2 and shall indicate in such notification whether such indemnified party is requesting indemnification with respect to such Indemnification Event and the amount of indemnification initially anticipated. The failure to give notice as required by this Paragraph 5.2(h)(i) in a timely fashion shall not result in a waiver of any right to indemnification hereunder except to the extent that the Indemnitor's ability to defend against the event with respect to which indemnification is sought is adversely affected by the failure of the indemnified party to give notice in a timely fashion as required by this Paragraph 5.2(h)(i).

                           (ii) In cases where the Indemnitor has assumed the defense or settlement with respect to an Indemnification Event, the Indemnitor shall be entitled to assume the defense or settlement thereof with counsel of its own choosing, which counsel shall be reasonably satisfactory to the indemnified party, provided that: (a) the indemnified party (and its counsel) shall be entitled to continue to participate at its own cost in any such action or proceeding or in any negotiations or proceedings to settle or otherwise eliminate any claim for which indemnification is being sought provided that the indemnified party shall not be entitled to settle without the approval of the Indemnitor; and (b) the Indemnitor shall not be entitled to settle, compromise, decline to appeal, or otherwise dispose of any such action, proceeding or claim without the consent or agreement of the indemnified party (which consent will not be unreasonably withheld or delayed) provided, that if such consent is withheld the Indemnitor's liability shall be limited to the amount for which the Indemnitor agreed with the claimant to settle and the Indemnitor shall remain responsible for its costs and attorneys' fees to the date such settlement was rejected by the indemnified party and the indemnified party shall be responsible for the costs and attorneys' fees in respect of such claim thereafter.

         5.3 Cooperation.

                  (a) Each party agrees to make available such personnel and documents as the other party may reasonably request related to the Acquired Assets, or the Assumed Liabilities to enable such party to collect, defend, prosecute and/or settle any claims or litigation relating thereto; provided, however, that such request shall not unreasonably interfere with the operation of the business of such party.

                  (b) Each party agrees to make available such files and documents, including, without limitation, true and correct copies of Contracts delivered at Closing, as the other party may reasonably request, and to cooperate with the other party in order to enable such party to collect any Taxes from lessees, obligors or borrowers to which such party may be entitled to reimbursement; provided, however, that such request shall not unreasonably interfere with the operation of the business of such party and that cooperation shall be to the extent reasonably consistent with such party's then current published records retention policies and its reasonably available personnel.

                  (c) Each party agrees to hold in trust for the benefit of and remit to the other party any monies received which are properly due to such other party.

                                   ARTICLE VI
                                     CLOSING

         6.1 The Closing. The Closing of the sale of the Acquired Assets and the Assumed Liabilities hereunder shall be held on or before September 30, 1996. At the Closing, Buyer shall make, execute and deliver a Note in the form annexed hereto as Exhibit "B" to Seller, together with the Security Agreement in the form annexed hereto as Exhibit "C" securing payment and performance of the Note; and (ii) assume the Assumed Liabilities.

         6.2 Conditions to the Obligations of Buyer. The obligations of Buyer to purchase the Acquired Assets and to assume the Assumed Liabilities shall be subject to the following conditions: (i) Seller shall have executed and delivered to Buyer the Bill of Sale and Assumption Agreement, and such other bills of sale, endorsements, assignments and other instruments of transfer and conveyance as shall reasonably be requested by Buyer to vest in Buyer full right, title and interest in the Acquired Assets (subject to such exceptions as are permitted to exist herein); and (ii) Seller shall have prepared Articles of Amendment to its Articles of Incorporation changing its Name from Action Healthcare Management Services, Inc. and assigning the right to use the Name to Buyer. At the Closing, Seller shall allow Buyer to take actual possession and operating control of the Acquired Assets.

         6.3 Conditions to the Obligations of Seller. The obligations of Seller to sell the Acquired Assets shall be subject to the following condition: Buyer shall have executed and delivered to Seller the Bill of Sale and Assumption Agreement and Seller shall have received at the Closing such other instruments as may be reasonably requested by Seller to effect the assumption by Buyer of the Assumed Liabilities.

                                   ARTICLE VII
                                     GENERAL

         7.1 Amendments. This Agreement may only be amended, modified, superseded or canceled and any of the terms, covenants, representations, warranties or conditions hereof may be waived only by an instrument in writing signed by each of the parties hereto or, in the case of a waiver, by or on behalf of the party waiving compliance.

         7.2 Integrated Contract. This Agreement and the Exhibits and Schedules hereto, and any written amendments to this Agreement satisfying the requirements of Paragraph 7.1 constitute the entire agreement between Seller and Buyer regarding the Acquired Assets and the Assumed Liabilities.

         7.3 GOVERNING LAW. THIS AGREEMENT AND THE LEGAL RELATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA, WITHOUT REGARD TO THE PRINCIPLES REGARDING CHOICE OF LAW.

         7.4 Dispute Resolution. In the event of a dispute between the parties to this Agreement, the parties agree to promptly meet and confer with the goal of settling such dispute. If the parties are unable to reach a prompt, amicable agreement concerning such dispute, the parties agree to submit the matter to non-binding mediation. If the parties cannot agree on a mediator, the American Arbitration Association will be requested to provide a mediator with expertise in container leasing and asset sale transactions. The mediation fee, if any, shall be divided equally by the parties.

                  Failing resolution by mediation, such dispute shall be decided by neutral, binding arbitration in accordance with Arizona Revised Statutes
Section 12-1501, et seq., and not by court action except as provided by Arizona law for judicial review of arbitration proceedings. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be agreed on by the parties or appointed by request according to the procedures of the American Arbitration Association. Each party shall bear its own attorneys' fees and costs and the arbitrator's fees and disbursements shall be borne equally by the parties.

         7.5 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given when sent by registered mail or certified mail, postage prepaid, by overnight courier service, or by telex, telecopy or other written form of electronic communication (with confirmed receipt to the sender):

                  If to Seller to:  Action Healthcare Management Services, Inc.
                                    301 E. Bethany Home Road, Suite 178
                                    Phoenix, Arizona 85012
                                    Phone:  602/265-0580; Fax: 602/277-3647
                                    Attention: Robert C. Ward

                  If to Buyer to:   Vanilla, Inc.
                                    301 E. Bethany Home Road, Suite C-278
                                    Phoenix, Arizona 85012
                                    Phone: 602/265-0681; Fax: 602/265-0202

or to such other address as shall be furnished in writing by Buyer or Seller, as the case may be, to the other (except that a notice of change of address shall not be deemed to have been given until received by the addressee).

         7.6 Assignment. No assignment may be made by either party of its rights or obligations hereunder, except to the Permitted Assignee as defined in Paragraph 1.1(l) above. Unless otherwise agreed in writing, no such assignment shall affect the rights and obligations of the parties hereunder.

         7.7 Headings. The descriptive headings of the several Articles and paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         7.8 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party hereto.

         7.9 Expenses. Except as otherwise specifically set forth herein, Seller and Buyer will each be responsible for the payment of their own respective costs and expenses incurred in connection with the negotiations leading up to and the performance of their respective obligations pursuant to this Agreement.

         7.10 Exclusive Remedies. The remedies provided for in this Agreement shall be the exclusive remedies available to the parties hereunder in regard to the subject matter hereof or to Acquired Assets or the Assumed Liabilities.

                                  ARTICLE VIII
                             COVENANT NOT TO COMPETE

         8.1 Covenant Not to Compete. Seller agrees not to engage in, directly or indirectly, the business of providing health care quality management and cost containment services to various companies providing health care benefits to their employees and/or employees' dependents, either directly or indirectly, in the State of Arizona for a period of five years from and after the Closing Date. Seller agrees that in the event of a violation of this covenant to compete, Buyer would not have an adequate remedy at law and that Buyer may enforce the provisions of this covenant not to compete by injunctive relief.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by its officers or representative thereunto duly authorized, all as of the ___ day of ____________, 1996.

         SELLER:  ACTION HEALTHCARE MANAGEMENT SERVICES, INC.

                  By:_______________________________
                       Name: Robert L. Ward
                       Title_____________________________


         BUYER:   VANILLA, INC.

                  By:_______________________________
                       Title:_____________________________